UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2007

COVIDIEN LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0518045
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

011-33259

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of principal executive offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement. On October 17, 2007, Covidien Ltd. (the “Company”) and its wholly-owned subsidiary, Covidien International Finance S.A. (“CIFSA”) entered into a purchase agreement (the “Purchase Agreement”) with Bank of America Securities LLC and Deutsche Bank Securities Inc. (as representatives of the several purchasers named therein, collectively, the “Initial Purchasers”) under which CIFSA agreed to sell to the Initial Purchasers $250 million aggregate principal amount of 5.150% Senior Notes due 2010 (the “2010 Notes”), $500 million aggregate principal amount of 5.450% Senior Notes due 2012 (the “2012 Notes”), $1.150 billion aggregate principal amount of 6.000% Senior Notes due 2017 (the “2017 Notes”) and $850 million aggregate principal amount of 6.550% Senior Notes due 2037 (the “2037 Notes” and, together with the 2010 Notes, the 2012 Notes and the 2017 Notes, the “Notes).

The closing of the sale of the Notes occurred on October 22, 2007. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). CIFSA offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to Rule 144A of the Securities Act and to non-U.S. persons in reliance on Regulation S under the Securities Act. CIFSA relied on these exemptions from registration based in part upon representations made by the Initial Purchasers in the Purchase Agreement. The net proceeds payable from the offering of the Notes, after deducting the Initial Purchasers’ discount and estimated offering expenses, were approximately $2.7 billion and will be used to repay a portion of CIFSA’s borrowings under its unsecured loan facility.

Indenture and Supplemental Indentures. The Notes are governed by an Indenture (the “Indenture”), dated as of October 22, 2007, between CIFSA, as issuer, the Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First through Fourth Supplemental Indentures, each dated as of October 22, 2007 (together, the “Supplemental Indentures”). A copy of the Indenture and each Supplemental Indenture, including the forms of Notes, is attached hereto as Exhibit 4.1 and each is incorporated herein by reference. The descriptions of the Indenture, the Supplemental Indentures and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Indenture, the Supplemental Indentures and the Notes, respectively.

The Notes are CIFSA’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior debt, and senior to any subordinated indebtedness that CIFSA may incur. These notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The 2010 Notes will bear interest at a rate of 5.150% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. The 2012 Notes will bear interest at a rate of 5.450% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. The 2017 Notes will bear interest at a rate of 6.000% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. The 2037 Notes will bear interest at a rate of 6.550% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for.

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Interest on the Notes will be payable on April 15 and October 15 of each year, commencing on April 15, 2008, to the holders of record at the close of business on the April 1 and October 1 prior to each interest payment date. In certain circumstances, CIFSA may be required to pay additional interest.

The 2010 Notes are not redeemable at CIFSA’s option prior to maturity. The 2012 Notes, the 2017 Notes and the 2037 Notes are redeemable solely at CIFSA’s option at any time at a redemption price equal to the greater of the principal amount of the series of Notes and a make-whole price, plus accrued and unpaid interest. CIFSA may also redeem all, but not less than all, of a series of Notes in the event of certain tax changes affecting such notes.

Upon the occurrence of a change of control triggering event (as defined in the Supplemental Indentures), unless CIFSA has exercised its right to redeem the Notes, each holder of Notes will have the right to require CIFSA to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Exchange and Registration Rights Agreement. In connection with the sale of the Notes, the Company and CIFSA entered into an Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) with the Initial Purchasers, dated as of October 22, 2007. Under the Exchange and Registration Rights Agreement, CIFSA and the Company agree, at their cost, to (i) file with the SEC an exchange offer registration statement with respect to an exchange offer registered under the Securities Act to exchange the Notes of each series for an issue of another series of notes (the “Exchange Notes”) that are identical in all material respects to the applicable series of Notes (except that the Exchange Notes will not contain transfer restrictions) within 210 days after October 22, 2007, (ii) to use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 300 days of October 22, 2007 and (iii) to use their commercially reasonable efforts to commence and complete the exchange offer promptly, but no later than 45 days after the registration statement has become effective, and to hold the exchange offer open for not less than 30 days.

If the exchange offer is not consummated, under certain circumstances and within specified time periods, CIFSA and Covidien are required to file a shelf registration statement covering resales of the Notes, use commercially reasonable efforts to cause the shelf registration statement to be declared effective and to keep the shelf registration statement effective until the earlier of two years after the issue date or such time as all of the applicable notes (i) have been sold thereunder, (ii) cease to be outstanding or (iii) cease otherwise to be registrable securities.

Subject to certain limitations, CIFSA will be required to pay the holders of the Notes special interest on the Notes if the Company fails to register the Notes or consummate the exchange offer within, or to keep such registration statement effective during, specified time periods or if the Company requires holders to refrain from disposing of their registrable securities for a period exceeding 45 days in any one instance or 90 days in the aggregate during any 12-month period.

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A copy of the Exchange and Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Exchange and Registration Rights Agreement in this report is a summary only and is qualified in its entirety by the terms of the Exchange and Registration Rights Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1(a)	Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007.

4.1(b)	First Supplemental Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007.

4.1(c)	Second Supplemental Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007.

4.1(d)	Third Supplemental Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007.

4.1(e)	Fourth Supplemental Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007.

4.2	Exchange and Registration Rights Agreement by and among Covidien International Finance S.A., Covidien Ltd. (as Guarantor) and Banc of America Securities LLC and Deutsche Bank Securities (as representatives of the Purchasers), dated as of October 22, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

By:	/s/ John W. Kapples
John W. Kapples
Vice President and Corporate Secretary

Date: October 22, 2007